Exhibit 4.9


                         REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (this "Agreement" is entered into as of this 28th day of September, 2000, between CoreComm Limited, a Bermuda corporation (the "Company"), and Booth American Company, a Michigan corporation (the "Purchaser").

         WHEREAS, the Purchaser intends to purchase (a) 50,000 shares of 8.5% Senior Convertible Preferred Stock, par value, $.01 per share (the "8.5% Preferred Stock") of the Company, pursuant to the terms and conditions of a Stock Purchase Agreement dated as of August 4, 2000 (the "Purchase Agreement");

         WHEREAS, each share of 8.5% Preferred Stock is convertible into shares of the Company's Common Stock, par value $.01 (the "Common Stock");

         WHEREAS, the Purchaser may receive as dividends on the 8.5% Preferred Stock additional shares of preferred stock of a different series (together with the 8.5% Preferred Stock, the "Preferred Stock") which is convertible into Common Stock at a conversion price to be established upon issuance; and

         WHEREAS, as a condition to Purchaser's obligation to close the transactions contemplated under the Purchase Agreement, Company must enter into this Agreement with the Purchaser;

         NOW, THEREFORE, in consideration of the foregoing, the parties to this Agreement hereby agree as follows:

         1. (a) Shelf Registration. Beginning on the date that is the twelve-month anniversary of this Agreement, the Purchaser shall be entitled to request the Company one (1) time in writing to cause to be filed with the Securities and Exchange Commission a Registration Statement registering under Rule 415 under the Securities Act of 1933, as amended, (the "Securities Act") the sale or resale of all of the shares of Preferred Stock and all of the Shares of Common Stock issuable upon conversion (the Preferred Stock and such Common Stock collectively the "Subject Stock")(such registration the "Shelf Registration"). The Company shall use its best efforts to cause such Shelf Registration to be declared effective under the Securities Act as soon as practicable following the filing thereof, and shall use its best efforts to cause such Shelf Registration to remain continuously effective under the Securities Act for a period of five
         (5) years from the date it is declared effective (or such shorter period that will terminate when all of the Subject Stock covered by the Shelf Registration has been sold), subject to increase pursuant to Section 2(b). Subject to the provisions of Section 2(b), the Company agrees, if necessary, to supplement or make amendments to the Shelf Registration, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations thereunder.

                  (b) Demand Registration. In the event that the Shelf Registration cannot be declared effective or, if it is declared effective and is not maintained as effective for the period required by Section 1(a), (i) beginning on the date that is the twelve-month anniversary of the date of this Agreement, the Purchaser shall be entitled to request the Company up to two (2) times in writing to register for resale under the Securities Act any or all of the shares of the Subject Stock and (ii) beginning on the date that is the four-year anniversary of the date of this Agreement, the Purchaser shall be entitled to request the Company up to one (1) additional time in writing to register the resale under the Securities Act of any or all of the shares of the Subject Stock. In the event that the Shelf Registration can be declared effective, the Purchaser shall only be entitled to one (1) such request beginning after the period during which the Shelf Registration must be kept effective. The Company shall use its best efforts to cause the shares of Subject Stock specified in such request to be registered as soon as reasonably practicable so as to permit the sale thereof, and in connection therewith shall prepare and file a Form S-3 registration statement or such other form as is then available (or any successor form of registration statement to such Form S-3 or other available registration statement) with the Securities and Exchange Commission (the "SEC") under the Securities Act to effect such registration; provided, however, that each such request shall (i) specify the number of shares of Subject Stock intended to be offered and sold,
         (ii) express the present intention of the Purchaser to offer or cause the offering of such shares of Subject Stock for distribution, (iii) describe the nature or method of the proposed offer and sale thereof,
         (iv) contain the undertaking of the Purchaser to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement and (v) if the request is to register 1,500,000 shares of Subject Stock or more, contain the undertaking of the Purchaser to sell such securities, if possible, through an underwritten public offering with a nationally recognized investment bank(s) acceptable to the Company.

                  (c)  Incidental or "Piggy Back" Registration Rights.

                  (1) Notice of Registration. In the event that the Shelf Registration cannot be declared effective, at any time beginning on the date that is the twelve-month anniversary of the date of this Agreement and thereafter from time to time, if the Company shall determine to register any of its Common Stock for sale in an Underwritten Offering for its own account (other than a registration relating to (i) a registration of an employee compensation plan or arrangement adopted in the ordinary course of business on Form S-8 (or any successor form) or any dividend reinvestment plan ,or (ii) a registration of securities on Form S-4 (or any successor form) including, without limitation, in connection with a proposed issuance in exchange for securities or assets of, or in connection with a merger or consolidation with another corporation) (a "Company Registration"), or shall register any of its Common Stock pursuant to a demand request for registration by any holder of the Company's Common Stock other than the Purchaser (a "Third Party Demand Registration"), the Company will promptly give to the Purchaser written notice thereof, and include in such registration (subject to Section 1(c)(2)) all the Subject Stock specified in a written request made by any one or more of the Stockholders within ten days after such Stockholder's receipt of such written notice from the Company ("Incidental Registration"). The right of the Stockholder to have Subject Stock included in a registration pursuant to this Section 1(c)(1) shall be conditioned upon such Stockholder entering into (together with the Company and/or the other holders, if any, distributing their securities through such underwriting) an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company or by the stockholders who have demanded such registration (the "Company Underwriter") .

                  (2) Cutback. If the lead managing underwriter of an offering covered by Section 1(c)(1) shall advise the Company in writing on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of Common Stock (including Subject Stock) requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the Common Stock being offered, then the Company will include in such registration:

                           (i) subject to the registration rights agreements
                  between the Company and each of ATX Telecommunications Services, Inc., a Delaware corporation, and Voyager.net, Inc., a Delaware corporation (together, the "ATX-Voyager Agreements"), in the case of a Company Registration, first, any shares proposed to be offered by the Company; second, Subject Stock requested to be registered by the Purchaser and any other shares requested by other preferred stockholders of the Company to be included in such registration, allocated, if necessary, pro rata among the Purchaser and such other preferred stockholders requesting such registration on the basis of the number of shares requested by each to be included in such registration; and third, any other shares requested by other stockholders of the Company to be included in such registration; and

                           (ii) subject to the ATX-Voyager Agreements, in the
                  case of a Third Party Demand Registration, first, any shares proposed to be offered by the stockholder or stockholders exercising their right to cause the Company to proceed with such Third Party Demand Registration (the "Initiating Third Party Holders"), second, any shares proposed to be offered by the Company, and third, Subject Stock requested to be registered by the Purchaser and any other shares requested by other preferred stockholders of the Company, excluding the Initiating Third Party Holders, to be included in such registration, allocated, if necessary, pro rata among the Purchaser and such other preferred stockholders requesting such registration on the basis of the number of shares requested by each to be included in such; and fourth, any other shares requested by other stockholders of the Company to be included in such registration;

         provided, however, that in the event the Company will not, by virtue of the foregoing cutback mechanism, include in any such registration all of Subject Stock requested to be included in such registration, the Purchaser may, upon written notice to the Company given within three days of the time the Purchaser is first notified of such matter, reduce the amount of Subject Stock the Purchaser desires to have included in such registration, whereupon only the Subject Stock, if any, the Purchaser desires to have included will be considered for such inclusion.

2.       Obligations of the Company.

                  (a) Whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Subject Stock under the Securities Act, the Company shall (i) prepare and, as soon as reasonably possible, file with the SEC a registration statement with respect to the shares of Subject Stock, and shall use its best efforts to cause such registration statement to become effective and to remain effective until the earlier of the sale of the shares of Subject Stock so registered or such time as Purchaser may sell all of the shares of Subject Stock pursuant to Rule 144 within a three-month period (other than in the case of the Shelf Registration, which shall be kept effective in accordance with
         Section 1(a) herein), (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered pursuant to such registration statement until the earlier of the sale of the shares of Subject Stock so registered or such time as Purchaser may sell all of the shares of Subject Stock pursuant to Rule 144 within a three-month period (other than in the case of the Shelf Registration, which shall be kept effective in accordance with
         Section 1(a) herein), and (iii) take all such other action either necessary or desirable to permit the shares of Subject Stock held by the Purchaser to be registered and disposed of in accordance with the method of disposition described herein.

                  (b) Notwithstanding the foregoing, if the Company shall furnish to the purchaser a certificate signed by its Chairman, Chief Executive Officer or Chief Financial Officer stating that (i) filing a registration statement or maintaining effectiveness of a current registration statement would have a material adverse effect on the Company or its stockholders in relation to any material financing, acquisition or other corporate transaction, and the Company has determined in good faith that such disclosure is not in the best interests of the Company and its shareholders, or (ii) the Company has determined in good faith that the filing or maintaining effectiveness of a current registration statement would require disclosure of material information the Company has a valid business purpose of retaining as confidential, the Company shall be entitled to postpone filing or suspend the use by the Purchaser of the registration statement for a reasonable period of time, but not in excess of 60 consecutive calendar days. The Company shall be entitled to exercise such suspension rights one time in any calendar year. Upon each suspension under this Section 2(b), the period during which the Company is required under Section 1(a) to maintain the effectiveness of the Shelf Registration will increase by the same number of days as such suspension.

                  (c) In connection with any registration statement, the following provisions shall apply:

                  (1) The Company shall furnish to the Purchaser, prior to the filing thereof with the SEC, a copy of any registration statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and shall use its reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as the Purchaser and its counsel reasonably may propose.

                  (2) The Company shall take such action as may be necessary so that (i) any registration statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the respective rules and regulations thereunder, (ii) any registration statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any prospectus forming part of any registration statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (3) (A) The Company shall advise the Purchaser and, if requested by the Purchaser, confirm such advice in writing:

                           (i) when a registration statement and any
                  amendment thereto has been filed with the SEC and when the registration statement or any post-effective amendment thereto has become effective; and

                           (ii) of any request by the SEC for amendments or
                  supplements to the registration statement or the prospectus included therein or for additional information.

                        (B) The Company shall advise the Purchaser and, if
                  requested by the Purchaser, confirm such advice in writing of:

                           (i) the issuance by the SEC of any stop order
                  suspending effectiveness of the registration statement or the initiation of any proceedings for that purpose;

                           (ii) the receipt by the Company of any notification
                  with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                           (iii) the happening of any event that requires the
                  making of any changes in the registration statement or the prospectus so that, as of such date, the registration statement and the prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus relating to the Subject Stock until the requisite changes have been made).

                  (4) The Company shall use its best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the registration statement relating to the Subject Stock at the earliest possible time.

                  (5) The Company shall furnish to the Purchaser with respect to the registration statement relating to the Subject Stock, without charge, such number of copies of such registration statement and any post-effective amendment thereto, including financial statements and schedules, and all reports, other documents and exhibits (including those incorporated by reference) as the Purchaser shall reasonably request.

                  (6) The Company shall furnish to the Purchaser such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) relating to the Subject Stock, in conformity with the requirements of the Securities Act, as the Purchaser may reasonably request in order to effect the offering and sale of the shares of Subject Stock to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current, and the Company consents (except during the continuance of any event described in Sections 2(b) or 2(c)(3)(B)(iii) to the use of the Prospectus or any amendment or supplement thereto by the Purchaser in connection with the offering and sale of the Subject Stock covered by the Prospectus or any amendment or supplement thereto.

                  (7) Prior to any offering of Subject Stock pursuant to any registration statement, the Company shall use its reasonable best efforts to register or qualify the shares of Subject Stock covered by such registration statement under the securities or blue sky laws of such states as the Purchaser shall reasonably request, maintain any such registration or qualification current until the earlier of the sale of the shares of Subject Stock so registered or 90 days subsequent to the effective date of the registration statement, and do any and all other acts and things either reasonably necessary or advisable to enable the Purchaser to consummate the public sale or other disposition of the shares of Subject Stock in jurisdictions where the Purchaser desires to effect such sales or other disposition; provided, however, that the Company shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not to subject or to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified.

                  (8) In connection with any offering of shares of Subject Stock registered pursuant to this Agreement, the Company shall (x) furnish the Purchaser, at the Company's expense, on a timely basis with certificates free of any restrictive legends representing ownership of the shares of Subject Stock being sold in such denominations and registered in such names as the Purchaser shall request, and (y) instruct the transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to the shares of Subject Stock.

                  (9) Upon the occurrence of any event contemplated by paragraph 2(c)(3)(B)(iii) above, the Company shall promptly prepare a post-effective amendment to any registration statement or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Subject Stock included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein,
 ! in the light of the circumstances under which they were made, not misleading. If the Company notifies the Purchaser of the occurrence of any event contemplated by Sections 2(b) or 2(c)(3)(B)(iii) above, the Purchaser shall suspend the use of the prospectus, for a period not to exceed sixty (60) calendar days in accordance with Section 2(b), until the requisite changes to the prospectus have been made.

                  (10) The Company shall, if requested, promptly include or incorporate in a prospectus supplement or post-effective amendment to a registration statement, such information as the managing underwriters administering an underwritten offering of the Subject Stock registered thereunder reasonably request to be included therein and to which the Company does not reasonably object and shall make all required filings of such prospectus statement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment.

                  (11) If requested, the Company shall enter into an underwriting agreement with a national recognized investment banking firm or firms reasonably acceptable to the Company containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary underwritten distributions, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 4 (or such other provisions and procedures acceptable to the managing underwriters, if any) with respect to all parties to be indemnified pursuant to Section 4.

                  (12) In the event the Purchaser proposes to conduct an underwritten public offering, then the Company shall (i) make reasonably available for inspection by Purchaser and its counsel, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Purchaser or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, (ii) cause the Company's officers, directors and employees to make reasonably available for inspection all relevant information reasonably requested by Purchaser or any such underwriter, attorney, accountant or agent in connection with any such registration statement, in each case, as is customary for similar due diligence examinations; provided, however, that any such information shall be protected by a mutually agreeable confidentiality agreement, (iii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any) addressed to the Purchaser and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Purchaser and underwriters (it being agreed that the matters to be covered by such opinion or written statement by such counsel delivered in connection with such opinions shall include in customary form, without limitation, as of the date of the opinion and as of the effective date of the registration statement or most recent post-effective amendment thereto, as the case may be, the absence from such registration statement and the prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
         (iv) use its best efforts to obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired or to be acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration statement), addressed to the Purchaser and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Purchaser and the managing underwriters, if any, and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                  (13) The Company will use its best efforts to cause the Subject Stock to be admitted for quotation on the Nasdaq National Market or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the effective date of any registration statement hereunder.

                  (d) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Subject Stock to the public without registration, the Company agrees to:

                  (1) Make and keep public information available, as those terms are understood and defined in and interpreted under Rule 144 (or any successor provision) of the Securities Act, at all times;

                  (2) During the term of this Agreement, to furnish to the Purchaser upon request (i) a copy of the most recent annual or quarterly report of the Company, and (ii) such other reports and documents of the Company as the Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing the Purchaser to sell any such securities without registration.

         3. Expenses. The Company shall pay all fees and expenses incurred in connection with the performance of its obligations under Sections 1 and 2 hereof, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of the Company's outside counsel and independent accountants incurred in connection with the preparation, filing and amendment of any registration statement authorized by this Agreement (but excluding underwriters' and brokers' discounts and commissions and fees of the Purchaser and underwriter's counsel and related costs).

         4.       Indemnification and Contribution

                  (a) Indemnification by the Company. In the case of any offering registered pursuant to this Agreement, the Company agrees to indemnify and hold the Purchaser, each underwriter (if any) of shares of Subject Stock under such registration statements and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act harmless against any and all losses, claims, damages, liabilities or amounts paid in settlement as permitted by this Agreement to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them, from time to time upon request, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or any amendment thereto) relating to the sale of such shares of Subject Stock, including all documents incorporated therein by reference, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement or contained in the prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used within the period during which the Company shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 4(a) shall not apply to such losses, claims, damages, liabilities or actions which shall arise from the sale of shares of Subject Stock to any person if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been (x) made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser or any such underwriter specifically for use in connection with the preparation of the registration statement or any such amendment thereof of supplement thereto, or (y) made in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by the Company with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall have been sent or given to such person at or prior to the confirmation of such sale to him.

                  (b) Indemnification by the Purchaser. In the case of each offering registered pursuant to this Agreement, the Purchaser agrees, in the same manner and to the same extent as set forth in Section 4(a) of this Agreement to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of
         Section 15 of the Securities Act, its directors and those officers of the Company who shall have signed any such registration statement with respect to any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration document (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof of supplement thereto.

                  (c) Notice of Claims. Each party indemnified under Section 4(a) or Section 4(b) of this Agreement shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served on such indemnified party. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in
         Section 4(a) or Section 4(b) of this Agreement, unless the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that if any indemnified party or parties reasonably determine that there may be legal defenses available to such indemnified party that are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party shall not be entitled to assume such defense. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this paragraph, such indemnifying party shall not be liable to such indemnified party under Section 4(a) or Section 4(b) of this Agreement for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from its own counsel for all indemnified parties in connection with any one action of separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Section 4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company and Purchaser shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity incurred by the Company and the Purchaser as incurred; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person that was not guilty of such fraudulent misrepresentation. As between the Company, on the one hand, and the Purchaser, on the other hand, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Purchaser, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by on behalf of the Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 4(d), each person who controls the Company or the
 ! Purchaser within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Purchaser or the Company, as the case may be. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

                  (e) The Company may require, as a condition to entering into any underwriting agreement with respect to the registration of Subject Stock, that the Company shall have received an undertaking reasonably satisfactory to it from each underwriter named in any such underwriting agreement, severally and not jointly, to comply with the provisions of paragraphs (a) through (d) of this Section 4.

                  (f) The obligations of the Company and the Purchaser under this Section 4 shall survive the completion of any offering of Subject Stock in a registration statement.

         5. Notices. Any notice or other communication given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, postage prepaid, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice t the other party hereto):

                  (a)      if to the Company, to it at:

                           CoreComm Limited
                           110 East 59th Street
                           New York, New York 10022

                           Attention:  General Counsel

                  (b)      if to the Purchaser, to it at:

                           Booth American Company
                           333 West Fort Street
                           Detroit, Michigan  48226

                           Attention:  Mr. Ralph H. Booth II

                           with an additional copy to:

                           Kendall C. Crook, Esq.
                           Bose McKinney & Evans LLP
                           135 North Pennsylvania Street, Suite 2700
                           Indianapolis, Indiana  46204

         All such notices and communications shall be effective when received by the addressee.

         6. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

         7. Entire Agreement; Amendments. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         8. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         10. Termination of Company Obligation. All registration rights provided hereunder shall terminate upon such time as, in the written opinion of counsel to the Company (which may be the Company's in-house counsel), reasonably acceptable to the Purchaser, the Purchaser is able to sell all of its Preferred Stock (or any Common Stock into which such Preferred Stock is converted) without
 ! registration under the Securities Act or any successor provision thereto during any single three-month period.

         11. No Transfer or Assignment or Registration Rights. The registration rights set forth in this Agreement shall not be transferable or assignable by the Purchaser, except to (i) any person or group approved in writing by the Company, (ii) a corporation of which the Purchaser owns not less than 50% of the voting power entitled to be cast in the election of directors, (iii) a nationally recognized investment banking firm in connection with a hedging or other derivative transactions in Subject Stock, (iv) a person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Purchaser, or (v) a member of the immediate family of Ralph
         H. Booth II or of John L. Booth II within the meaning of SEC Rule 16a-1(e); provided, however, that each transferee agrees in writing to be subject to all terms and conditions of this Agreement and the Purchase Agreement. Following any transfer of such rights permitted by this Section 11, the term "Purchaser" as used in this Agreement will be deemed to include such transferees.

         12. Limitation on Subsequent Registration Rights. From and after the date of this Agreement, except for the ATX-Voyager Agreements, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that would allow such holder or prospective holder to include such securities in any registration filed under Section 1 of this Agreement, unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Subject Stock of the Purchaser which is included.

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               SIGNATURE PAGE - REGISTRATION RIGHTS AGREEMENT


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date set forth above.


                                          CoreComm Limited, a Bermuda
                                          corporation


                                          By: /s/ Richard J. Lubasch
                                             -----------------------
                                              Name:  Richard J. Lubasch
                                              Title: Senior Vice President,
                                                     General Counsel and
                                                     Secretary

                                          Booth American Company,
                                          a Michigan corporation


                                          By: /s/ Ralph H. Booth II
                                             ----------------------
                                             Name:  Ralph H. Booth II
                                             Title: Chairman and CEO